Exhibit 23.1

Consent of Ernst &Young LLP

        We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 33-50365) pertaining to the Bayou Steel Corporation 1991 Employees’ Stock Option Plan of our report dated December 16, 2002, except for Note 7 as to which the date is January 7, 2003 with respect to the consolidated financial statements and our report dated January 7, 2003 with respect to the financial statement schedule of Bayou Steel Corporation (the Company) included and/or incorporated by reference in the Company’s Form 10-K for the year ended September 30, 2002.

                                                                                                                                           Ernst & Young LLP

New Orleans, Louisiana
January 9, 2003

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